EXHIBIT 31.4

PRINCIPAL FINANCIAL OFFICER CERTIFICATION

I, Ryan A. Benton, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Exar Corporation;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 30, 2015

/s/ Ryan A. Benton
Ryan A. Benton
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)